Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Denis Corin, the Chief Executive Officer of GeneMax Corp., and Patrick A. McGowan, the Chief Financial Officer of GeneMax Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report on Form 10-QSB/A (Amendment No. 1) of GeneMax Corp., for the quarterly period ended September 30, 2006 of GeneMax Corp., fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB/A (Amendment No. 1) fairly presents in all material respects the financial condition and results of operations of GeneMax Corp.

Date: May 24, 2007
/s/ Denis Corin __________________________________
Denis Corin President, Chief Executive Officer, and Principal Executive Officer
/s/ Patrick A. McGowan __________________________________
Patrick A. McGowan Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to GeneMax Corp. and will be retained by GeneMax Corp. and furnished to the Securities and Exchange Commission or its staff upon request.